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Exhibit 99.8

FORM OF NOTICE OF TAX INFORMATION

        The tax information is provided in connection with the prospectus of Royal Hawaiian Orchards, L.P. (the "Partnership"), dated                                                  , 2013.

        Under the U.S. federal income tax laws, distributions that may be made by the Partnership on depositary units (the "Depositary Units") representing Class A units of limited partner interests in the Partnership may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number ("TIN") and certifies, under penalties of perjury, that the number provided is correct and provides certain other certifications. Each holder that exercises Rights and wants to avoid backup withholding with respect to any future distributions on the Depository Units must provide American Stock Transfer & Trust Company, LLC (the "Subscription Agent"), as the Partnership's agent in respect of the exercised Rights (the "Requester"), with a properly completed Substitute Form W-9 (set forth below) or a Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (as applicable).

        Certain holders (including, among others, certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual holder to qualify as an exempt recipient, that holder must submit a properly completed Form W-8BEN (instead of a Substitute Form W-9), signed under the penalties of perjury, attesting to such holder's foreign status. Such Form W-8BEN may be obtained from the Subscription Agent. Exempt U.S. holders should indicate their exempt status on Substitute Form W-9 to avoid possible backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions. Holders are urged to consult their tax advisers to determine whether they are exempt from withholding and reporting requirements.

        If backup withholding applies, the Partnership may be required to withhold (currently at a 28% rate) on any distribution made to a holder of Depository Units. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder subject to backup withholding, provided that the required information is provided to the Internal Revenue Service ("IRS"). If backup withholding results in an overpayment of taxes, a refund may be obtained. A holder that exercises Rights is required to give the Subscription Agent the TIN of the record owner of the Depository Units issued upon exercise of the Rights. If such record owner is an individual, the taxpayer identification number is generally the taxpayer's social security number. For most other entities, the TIN is the employer identification number. If the Depository Units are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidelines on which number to report. If the Subscription Agent is not provided with the correct TIN, the holder may be subject to a penalty imposed by the IRS and to backup withholding.

        If you do not have a TIN, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for instructions on applying for a TIN, write "Applied For" in the space for the TIN in Part I of the Substitute Form W-9 and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the Subscription Agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the Subscription Agent. Please note that writing "Applied For" on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

UNIT HOLDER MUST COMPLETE SUBSTITUTE W-9 BELOW

PAYER'S NAME: Royal Hawaiian Orchards, L.P.

Part I: Taxpayer Identification No.—For All Accounts
SUBSTITUTE FORM W-9 Department of Treasury Internal Revenue Service	Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If awaiting a TIN, write "Applied For" in the space at the right and complete the Certificate of Awaiting Taxpayer Identification Number below. If you do not have a number, see "How to Obtain a TIN" in the enclosed Guidelines.	Social Security Number OR Employer Identification Number	Part II: For Payees Exempt From Backup Withholdings, see enclosed Guidelines.
Payer's Request for Taxpayer Identification Number (TIN)	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.

Check appropriate box:

  ☐
  Individual/Sole Proprietor

  ☐
  Corporation

  ☐
  Partnership

  ☐
  Limited Liability Company. Enter tax classification (D = disregarded entity, C = corporation, P = partnership)

  ☐
  Other (specify)

  ☐
  Exempt from Backup Withholding

Part III: Certification

Under penalties of perjury, I certify that:

  (1)
  The number shown on this form is my correct taxpayer identification number, or I am waiting for a number to be issued to me;

  (2)
  I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

  (3)
  I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:

Address:

Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
"APPLIED FOR" IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28% of all payments made to me pursuant to this Offer to Purchase shall be retained until I provide a Taxpayer Identification Number to the Payor and that, if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature:

Address:

        NOTE:    Failure to complete and return this form may result in backup withholding of any payments made to you pursuant to this Offer. Please review the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional details.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer—Social security numbers ("SSNs") have nine digits separated by two hyphens (i.e., 000-00-0000). Employer identification numbers ("EINs") have nine digits separated by only one hyphen (i.e., 00-0000000). The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of:
1.	An individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Husband and wife (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
5.	Adult and minor (joint account)		The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person.		The ward, minor or incompetent person(3)
7.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of:
8.	Sole proprietorship or single-owner LLC	The owner(4)
9.	A valid trust, estate or pension trust	The legal entity(5)
10.	Corporate or LLC electing corporate status on Form 8832	The corporation
11.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
12.	Partnership or multi-member LLC	The partnership
13.	A broker or registered nominee	The broker or nominee
14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's SSN.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)
You must show your individual name and you may also enter your business or "doing business as" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(5)
List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
Note:
If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a Number

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number. These forms can also be obtained from the IRS's website (http://irs.gov/formspubs/index.html).

Payees Exempt from Backup Withholding

        Payees specifically exempted from backup withholding on all payments include the following:

  1.
  An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

  2.
  The United States or any of its agencies or instrumentalities.

  3.
  A state, the District of Columbia, a possession of the United States or any of their subdivisions or instrumentalities.

  4.
  A foreign government, a political subdivision of a foreign government or any of their agencies or instrumentalities.

  5.
  An international organization or any of their agencies or instrumentalities.

        Other payees that may be exempt from backup withholding include:

  6.
  A corporation.

  7.
  A foreign central bank of issue.

  8.
  A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  9.
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  10.
  A real estate investment trust.

  11.
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  12.
  A common trust fund operated by a bank under section 584(a) of the Code.

  13.
  A financial institution.

  14.
  A middleman known in the investment community as a nominee or custodian.

  15.
  A trust exempt from tax under section 664 or described in section 4947 of the Code.

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441 of the Code.

  •
  Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

  •
  Payments of patronage dividends not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

        Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  •
  Payments described in Section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under Section 1451.

  •
  Payments made by certain foreign organizations.

        The chart below shows two of the types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for ...	THEN the payment is currently exempt for ...
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13; also, a person who regularly acts as a broker and who is registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5

        Exempt payees should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON

THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. Foreign payees who are not subject to backup withholding should complete the appropriate IRS Form W-8 and return it to the payer.

Privacy Act Notice

        Section 6109 of the Code requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. It may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. It may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, and to federal law enforcement and intelligence agencies to combat terrorism.

        Payees must provide payers with their taxpayer identification numbers whether or not they are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

        (1)   Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)   Civil Penalty for False Information with Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3)   Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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  Exhibit 99.8
FORM OF NOTICE OF TAX INFORMATION